Exhibit 99.2

Fortune Brands Board of Directors Approves Separation of MasterBrand, Inc.

Separation expected to be complete on Wednesday, December 14, 2022

DEERFIELD, IL. (Nov. 22, 2022) – Fortune Brands Home & Security, Inc. (NYSE: FBHS or “Fortune Brands” or the “Company”), an industry-leading home and security products company, announced that on November 21, 2022, its Board of Directors approved the previously announced separation of its cabinets business, MasterBrand, Inc. (“MasterBrand”), via a tax-free spin-off.

The separation is expected to be complete on Wednesday, December 14, 2022, and will be achieved through the distribution of all outstanding shares of MasterBrand common stock to Fortune Brands common stockholders of record as of 5:00 PM, Central Time, on Friday, December 2, 2022. The distribution of MasterBrand’s shares is expected to be completed after the market close on Wednesday, December 14, 2022, with Fortune Brands common stockholders receiving one share of MasterBrand’s common stock for every share of Fortune Brands’ common stock held on the record date.

The distribution does not require stockholder approval and no stockholder action is necessary to receive shares in the distribution of MasterBrand’s common stock. Fortune Brands will distribute an information statement to all stockholders entitled to receive the distribution of MasterBrand’s shares. The preliminary information statement has been included as an exhibit to MasterBrand’s Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission and describes MasterBrand’s business, certain risks of owning MasterBrand’s common stock and other details regarding the separation and distribution.

Fortune Brands expects that a “when-issued” public trading market for MasterBrand’s common stock will commence on or about Friday, December 9, 2022, and to continue up to and including the distribution date on Wednesday, December 14, 2022, under ticker symbol “MBC WI”. Fortune Brands also anticipates that “regular-way” trading of MasterBrand’s common stock will begin on Thursday, December 15, 2022, under the ticker symbol “MBC”, the first trading day following the distribution date.

Beginning on or about December 9, 2022 and continuing until and including the distribution date, there will be two ways to trade Fortune Brands common stock – either with or without the distribution of MasterBrand’s common stock. Fortune Brands stockholders who sell their shares of Fortune Brands common stock in the “regular-way” market after the record date and up to and including the distribution date will be selling their right to receive shares of MasterBrand in connection with the separation. Fortune Brands stockholders who sell their shares of Fortune Brands common stock in the “ex-distribution” market, under ticker symbol “FBIN WI”, beginning on or about December 9, 2022, and continuing until and including the distribution date will not be selling their right to receive shares of MasterBrand’s common stock in connection with the separation. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of Fortune Brands common stock on or before the distribution date. As previously announced, following the distribution date, Fortune Brands intends to change its name to Fortune Brands Innovations, Inc. and its ticker symbol to “FBIN.”

Leadership from Fortune Brands and MasterBrand will speak to their respective strategies at the Company’s upcoming Investor Day on December 6, 2022. Learn more about the Company’s plan to separate by visiting www.fbhs.com/separation-updates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, product offerings, expansion into new geographic markets, market potential, anticipated future financial performance, the potential of our brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to the expected benefits and costs of the intended spin-off transaction; the tax-free nature of the spin-off; the expected timing of the completion of the spin-off transaction and the transaction terms; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives; our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Water Innovations, Outdoors & Security, and Cabinets, Fortune Brands’ 28,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands includes Moen and the House of Rohl within Water Innovations; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

Source: Fortune Brands Home & Security, Inc.

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